Exhibit 99.2

Remarks of Bernard P. Aldrich

Rimage Corporation 4th Quarter and FY 2008 Conference Call

February 18, 2009

▪	Good morning and thank you for taking the time to participate in our fourth quarter earnings conference call.

▪	Joining me today is Rob Wolf, our chief financial officer, who will review our recent operating results following my opening remarks.

▪	Also with us is Manny Almeida, our executive vice president of sales and marketing.

▪	We will be pleased to take your questions at the conclusion of our remarks.

▪	Unable to be with us today is Sherman Black, who, as we recently announced, has been named president and chief operating officer.

▪	We are extremely pleased to have an executive of Sherman’s capabilities join Rimage.

▪	Given his wide-ranging and highly successful career in senior management with Seagate Technology, his appointment will significantly strengthen our management team.

▪	In addition to being responsible for our daily operations, he will help us formulate a long-range strategic plan and evaluate new business opportunities and technologies.

▪	Following his scheduled start date on April 1, I will continue in my role as Rimage’s chief executive officer.

▪	Moving on, Regulation FD prohibits us from providing any forward-looking statements unless they are released simultaneously to the public.

▪	It is important to understand that any forward-looking statements are subject to a number of risks that could affect our anticipated performance.

▪	These risks are set forth in our filings with the Securities and Exchange Commission, which we urge you to review.

▪	Turning now to the subject of this conference call, our fourth quarter sales came to $20.7 million, compared to $28.2 million in the year-earlier period.

▪	Fourth quarter earnings of $1.7 million or $0.18 per diluted share were down from $4.5 million or $0.45 per diluted share in the same period of 2007.

▪	Both sales and earnings were consistent with our previously issued guidance for this period.

▪	Given the severity of the global economic downturn and its impact upon our markets, we are encouraged to be reporting a solid level of profitability for the fourth quarter.

▪	Interest in our CD/DVD/Blu-ray disc publishing capital equipment across a wide range of applications remains sound.

▪	However, confronted by weak economic fundamentals, customers have adopted an extremely cautious posture toward capital expenditures.

▪	This cautionary approach has significantly lengthened selling lead times.

▪	This results in a reduction in hardware sales during the fourth quarter and a larger percentage of consumable sales which generate lower margins and consequently lower profitability.
▪	In response to the current economic operating environment, we have taken several actions to streamline Rimage’s expense structure.

▪	Through workforce reductions over the past nine months we have reduced our worldwide employee base by approximately 20%.

▪	We paid no bonuses to executive officers in 2008.

▪	In addition, salaries for 2009 have been frozen at 2008 levels on a companywide basis.

▪	Since we are unable to predict when our markets will begin to materially strengthen, we are prepared to take additional cost saving measures as required.

▪	Now that I have outlined some of the challenges we are facing, I would like to spend a few minutes discussing a number of positives in our business.

▪	For example, the government market continues to generate solid demand for our products.

▪	We intend to strengthen our sales efforts in this area.

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We also are optimistic about the future of archiving and video applications as well as electronic medical records. These opportunities exist not only within the U.S. but also with our other geographical markets in Europe, Asia and Latin America.

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To take advantage of these and other opportunities, we continue to enhance the capabilities of our existing hardware and software as well as invest in the development of new products to keep Rimage at the forefront of the on-demand disc publishing industry.

▪	Rimage’s strong financial condition is enabling us to pursue these and other opportunities in a global economy where credit has become difficult to attain.

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With cash and investments of more than $95 million at the end of this year’s fourth quarter...working capital in excess of $62 million...and a virtually debt-free balance sheet, we possess more than adequate resources for supporting our various growth initiatives.

▪	As you might have noticed in this morning’s release, we provided no financial guidance for the first quarter of 2009.

▪	Moreover, we do not plan to give any quarterly guidance over the balance of this year.

▪	We made this decision due to a lack of visibility and an abundance of uncertainty in our markets.

▪	This decision should not be taken as a lack of confidence in Rimage’s future.

▪	To the contrary, we see our long-term future as highly promising.

▪	We are actively pursuing attractive opportunities across a full range of markets...some established, some emerging.

▪	We are pushing ahead with R&D on next-generation and upgraded products.

▪	And, we will be evaluating new technologies and business opportunities.

▪	Although our near-term performance may lag our historic norms, we have a great deal of confidence in Rimage’s prospects over the long haul.

▪	Thank-you. Now Rob Wolf will review our fourth quarter results in some detail.

Remarks of Robert M. Wolf

Rimage Corporation 4th Quarter and FY 2008 Conference Call

February 18, 2009

▪	Thanks, Bernie

▪	First, I will run through some fourth quarter sales highlights.

▪	Sales of digital publishing equipment declined 42% in the fourth quarter of 2008 and accounted for 36% of total sales, compared to 46% in the fourth quarter of 2007.

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Recurring revenues, including sales of printer ribbons and cartridges, parts, blank CD/DVD media and maintenance contracts, decreased 13% in the fourth quarter and accounted for 64% of sales, compared to 54% in the fourth quarter of 2007.

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Consumables have accounted for a significantly larger portion of our sales mix during 2008 due to the economy-related slowdown in sales of disc publishing hardware, in addition to the expansion of our base of retail installations that occurred in 2007.

▪	International sales declined 27% in the fourth quarter and accounted for 44% of total sales during both the fourth quarter of 2008 and 2007.

▪	Our lower international sales reflect the impact of fluctuating currency rates and weakening economic conditions on our European and Asian operations.

▪	Currency effects decreased worldwide sales by 3% in the fourth quarter of 2008.

▪	Rimage’s gross margin was 39% in the fourth quarter, down from 48% in both the third quarter 2008 and the fourth quarter 2007.

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Our gross margin in this year’s fourth quarter was affected by the shift in our sales mix toward consumable supplies, which carry lower gross margins than those associated with disc publishing hardware.

▪	Moving down the P&L, our overall cost structure in the fourth quarter continued to benefit from the $2.0 million of annualized expense reductions that we instituted in May.

▪	R&D expense came to $1.2 million during the fourth and third quarters of 2008 and $1.3 million in last year’s fourth quarter.

▪	Despite the flatness of R&D expense, we are continuing investments in new product development in addition to important enhancements to our current product line.

▪	Selling, general and administrative expense totaled $5.1 million in the fourth quarter, down from $5.2 million in this year’s third quarter and $6.0 million in the fourth quarter of 2007.

▪	Our operating margin as a percent of revenues was 9% in this year’s fourth quarter, down from 22% in the third quarter of 2008 and the fourth quarter of 2007.

▪	Decreased sales and a shift in product mix from hardware to consumable supplies were the primary drivers of the decline in operating margin as a percent of revenues.

▪	We were taxed at an effective rate of 35% for the full year of 2008 and 2007.

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Turning now to our balance sheet, cash and investments totaled $95.4 million at the end of the fourth quarter, compared to $90.6 million at the end of the third quarter and $94.2 million at the beginning of 2008.

▪	During the quarter, cash of $0.3 million was used to repurchase approximately 26,000 Rimage shares under two 500,000 share buyback authorizations.

▪	And, for the full year of 2008, we used cash of $9.6 million to repurchase a total of 577,000 shares.

▪	Approximately 423,000 shares remain available for repurchase under our one uncompleted authorization.

▪	Stockholders’ equity came to $109.0 million at the end of the fourth quarter, compared to $106.6 million at the end of the third quarter and $105.1 million at the end of 2007.

▪	That wraps up our formal remarks, and now the conference call operator will poll you for any questions.